As filed with the U.S. Securities and Exchange Commission on September 22, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Zenta Group Company Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	8742	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Avenida do Infante D. Henrique,

No. 47-53A, Macau Square,

13th Floor, Unit M,

Macau 999078

(853) 28400625

(Address and telephone number of Registrant’s principal executive offices)

c/o Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, and telephone number of agent for service)

With a Copy to:

Sanny Choi, Esq.
Zoe Qiu, Esq.
CFN Lawyers LLC
418 Broadway #4607
Albany, New York, NY 12207
(646) 386-8128

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 2026

PRELIMINARY PROSPECTUS

$50,000,000 of

Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

Zenta Group Company Limited

We may, from time to time, in one or more offerings, offer and sell up to $50,000,000 of our Class A ordinary shares, par value US$0.001 per share (“Class A Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A Ordinary Shares in any 12-month period so long as the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates remains below $75,000,000.

The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates is approximately $42,742,213.50 based on the closing price of $10.50 per share on August 13, 2026 and 4,070,687 Class A Ordinary Shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on Nasdaq Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “ZTG”. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Markets or other securities exchange of the securities covered by the prospectus supplement.

ZGCL is a holding company registered and incorporated in the Cayman Islands with operations conducted in Macau through its operating subsidiaries in Macau, Zenta Group Company Limited (“ZGCL Macau”), Lason Investment Consulting Company Limited, Lason Management Service Limited, Lapis Financial Technology Limited, ZentoAI Intelligent Technology Company Limited (“ZentoAI”) and Macwise Technology Limited. ZentoAI has a subsidiary, Macwise (Jiangxi) Technology Limited in mainland China, which has not commenced any business operations as of the date of this prospectus. This is an offering of the Class A Ordinary Shares of ZGCL, the holding company incorporated in the Cayman Islands, instead of shares of our operating subsidiaries in Macau. You may never directly hold any equity interest in our operating entities.

Because of our corporate structure as a Cayman Islands holding company with operations conducted by Macau subsidiaries, an investment in our Class A Ordinary Shares involves unique risks to investors. We are subject to various legal and operational risks associated with being based in Macau, China. See “Item 3. Key Information — 3.D. Risk Factors —Risks Related to Doing Business in Macau, China” in our annual report on Form 20-F for the fiscal year ended September 30, 2025 (the “2025 Annual Report”) filed with the U.S. Securities and Exchange Commission (“SEC”) on January 20, 2026 for more information. Our operating subsidiaries are directly held by ZGCL, and we currently do not have or intend to have any contractual arrangement to establish a variable interest entity (“VIE”) structure with any entity in China. Nevertheless, in the event that the PRC regulatory authorities disallow our business structure, any action taken by the PRC government could significantly limit or completely hinder our operations in Macau and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Our Corporate — Risk Factors — If the Chinese government chooses to exert more oversight control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” in our 2025 Annual Report for further details.

Because our operations are primarily located in Macau and our clients may be PRC corporations, we may be subject to unique risks due to uncertainty about the interpretation and the application of the PRC laws and regulations. We are also subject to the risks of uncertainty about any future actions of the Chinese government or authorities in Macau in this regard. Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations and/or the value of our Class A Ordinary Shares;

●	could significantly limit or completely hinder our ability to continue our operations; and

●	may cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding its efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our operating subsidiaries in Macau, and to a lesser degree, ZGCL’s daily business operations, its ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchange. These actions could result in a material change in our operations and/or to the value of our Class A Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors. See “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in Macau, China — All our operations are in Macau. However, due to the long arm provisions under the current PRC laws and regulations and the fact that changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may be implemented quickly with little advance notice, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.” in our 2025 Annual Report for further information.

According to current PRC Law, PRC national laws relating to cash or assets transfer do not apply in Macau. However, while there are currently no such restrictions on the ability of ZGCL, ZGCL Macau and ZentoAI to transfer cash and/or assets, we cannot assure you that the oversight of the PRC government will not be extended to companies operating in Macau, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our operating subsidiaries in Macau, and to the extent our cash and/or assets in the business is in Macau or a Macau entity, such funds or assets may not be available to fund operations or for other use outside of Macau due to interventions in or the imposition of restrictions and limitations on the ability of ZGCL, ZGCL Macau and ZentoAI to transfer funds or assets by the PRC government. Any limitation on the ability of our Macau subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. For further information please see “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Our Corporate Structure — We may rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation by Macau or PRC Government on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” in our 2025 Annual Report.

Most of our directors and officers reside outside the United States in Macau. There is uncertainty as to whether the courts of Macau would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Macau against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Vong Hin Fai Lawyers & Private Notary, our counsel as to Macau law, have advised us the recognition and enforcement of foreign judgments are provided for under the Macau Civil Procedure Law. Macau courts may recognize and enforce foreign judgments in accordance with the requirements set forth in the Macau Civil Procedure Law, unless there is a special arrangement in place, such as Agreement on Reciprocal Confirmation and Enforcement of Judgments in Civil and Commercial Matters between Mainland China and the Macau Special Administrative Region of 2006. For the Macau courts to recognize and enforce foreign judgments, the following requirements must generally be met:

●	There must be no doubts about the authenticity of the document containing the decision or about the intelligibility of the decision.

●	The decision must have become final and unappealable according to the law of the place where it was rendered.

●	It must come from a court whose jurisdiction has not been provoked in fraud of the law and does not deal with matters of exclusive jurisdiction of the courts of Macau.

●	The exception of lis pendens or res judicata cannot be invoked on the basis of the matter affecting the Macau court, unless it was the Macau court outside Macau that prevented the jurisdiction.

●	The defendant must have been regularly summoned for the action, under the terms of the law of the place of the court of origin, and the principles of the adversarial system and the equality of the parties must have been observed.

●	The decision cannot contain a ruling whose confirmation would lead to a result that is manifestly incompatible with public order.

Macau has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, if the above requirements are met, a judgment of a court in the United States predicated upon U.S. federal or state securities laws may be recognized and enforced in Macau by bringing an action in a Macau court.

Therefore, under Macau law, foreign judgments can be recognized and enforced under statute under the Macau Civil Procedure Law. However, there is still uncertainty as to whether the judgment of United States courts can be recognized and enforced in Macau, this is because it does not exclude the possibility that the Macau court may deem the judgment of United States courts not to meet the above requirements and refuse to recognize and enforce it. For more information, please see “Enforcement of Civil Liabilities – Macau”.

Recent statements by the PRC government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the capital market laws. On December 24, 2021, the China Securities Regulatory Commission (the “CSRC”) released the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Administration Provisions”) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Filing Measures”), both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises”. The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (“Trial Measures”) and supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filling procedures may result in administrative penalties, such as an order to rectify, warnings, and fines. On February 24, 2023, the CSRC published the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprise (“Archives Rules”), which came into effect on March 31, 2023. These rules state that in the overseas listing activities of domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests. Furthermore, on July 10, 2021, the Cyberspace Administration of China (the “CAC”) issued a revised draft of the Measures for Cybersecurity Review for public comment, which required that, among others, in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review (the “Revised Review Measures”), which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the Regulations on Network Data Security Management in September 2024, which among other things, stipulates that handlers of important data shall conduct risk assessment of their network data handling activities on an annual basis and submit risk assessment reports to the competent authorities at or above the provincial level, which shall in turn promptly notify the cyberspace administration and the public security organ at the same level. There is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation of the Revised Review Measures. It remains unclear whether a Macau company which collects personal information from PRC individuals shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, our operations or this offering as we do not believe that ZGCL Macau, LIC, LMS, LFT, ZentoAI, Macwise and Macwise Jiangxi would be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of more than one million users, that would be required to file for cybersecurity review before listing in the U.S., because (i) ZGCL Macau, LIC, LMS, LFT, ZentoAI and Macwise are organized and operating in Macau and the Revised Review Measures remains unclear whether it shall be applied to Macau companies, Macwise Jiangxi is incorporated in Mainland China but has not commenced any business operations, and has no current plans to conduct business operations as of the date of this prospectus; (ii) ZGCL Macau, LIC, LMS, LFT, ZentoAI and Macwise operate without any operating subsidiary or VIE structure in Mainland China; (iii) as of the date of this prospectus, ZGCL Macau, LIC, LMS, LFT, ZentoAI and Macwise have collected and stored personal information of less than 100 PRC individual clients, which is far less than one million users; and (iv) as of the date of this prospectus, ZGCL Macau, LIC, LMS, LFT, ZentoAI, Macwise and Macwise Jiangxi have not been informed by any PRC governmental authority of any requirement that they file for a cybersecurity review. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. Following the adoption of the Revised Review Measures and if ZGCL Macau, LIC, LMS, LFT, ZentoAI, Macwise and Macwise Jiangxi are deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of more than one million users, the operation of our subsidiaries and the listing of our Class A Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review. On March 16, 2007, the National People’s Congress promulgated the PRC Enterprise Income Tax Law, which was amended on February 24, 2017 and December 29, 2018. On December 6, 2007, the State Council enacted the Regulations for the Implementation of the Enterprise Income Tax Law, which became effective on January 1, 2008 and was amended on April 23, 2019 and December 6, 2024. Under the Enterprise Income Tax Law and the relevant implementing regulations, both resident enterprises and non-resident enterprises are subject to tax in China. Resident enterprises are defined as enterprises that are established in China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries or regions but whose actual management is conducted within China. Non-resident enterprises are defined as enterprises that are established under the laws of foreign countries or regions and whose actual management is conducted outside of China, but have established institutions or premises in China, or, have income generated from within China although it does not have an institution or premise in China. Under the Enterprise Income Tax Law, the corporate income tax rate is set at 25%. However, for non-resident enterprises that have no institutions or premises established in China, or if the income derived China has no de facto relationship with the institution or premise set up in China, the applicable income tax rate is 10% with respect to their income derived from within the PRC. We believe that Macwise Jiangxi would be deemed to be a resident enterprise , and that ZGCL Macau, LIC, LMS, LFT, ZentoAI and Macwise would be deemed to be a non-resident enterprise for tax purposes, however, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and substantial uncertainties remain as to whether will be deemed a PRC resident enterprise for PRC tax purposes. Furthermore, pursuant to the Value-added Tax of the PRC, which was became effective on 1 January 2026, all entities or individuals (including individual businesses) engaged in sale of goods, services, intangible assets and immovables and importation of goods within the territory of the PRC are value-added tax (the “VAT”) payers and shall pay VAT in accordance with this Law. The rate of VAT is 13% or 9% or 6% or 0, subject to the situation involved. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

We have been advised by Vong Hin Fai Lawyers & Private Notary, our Macau counsel, that based on their understanding of the current Macau laws, as of the date of this prospectus, the Company and its subsidiaries ZGCL Macau, Lason Investment Consulting Company Limited, Lason Management Service Limited, Lapis Financial Technology Limited, ZentoAI Intelligent Technology Company Limited and Macwise Technology Limited are not required to obtain any permissions or approvals from Macau authorities before listing in the U.S. and issuing our Class A Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, all of our Macau subsidiaries (including ZGCL Macau, LICCL, LMSL, LFTL, ZentoAI and Macwise) have received all requisite permissions or approvals from the Macau authorities to operate their businesses in Macau, including but not limited to their business registration certificates. To the best of our knowledge, no permissions or approvals to operate have been denied by the Macau authorities. However, we have been advised by Vong Hin Fai Lawyers & Private Notary that uncertainties still exist, due to the possibility that laws, regulations, or policies in Macau could change rapidly in the future.

In addition, we are subject to Macau laws and regulations that are generally applicable to Macau entities, including Macau laws and regulations that result in oversight over data security and anti-monopoly. Our wholly-owned operating subsidiaries, ZGCL Macau, LICCL, LMSL, LFTL, ZentoAI and Macwise as the Macau registered entities, are subject to Macau laws generally applicable to Macau entities. We believe our Macau subsidiaries are compliant with the laws and regulations governing its existence and operations in Macau, including without limitation, laws and regulations relating to data security and anti-monopoly. However, we have been advised by Vong Hin Fai Lawyers & Private Notary that uncertainties still exist, for example, if our subsidiaries in Macau in the future start to process personal data that requires such authorization but fail to obtain it, or violate relevant laws about anti-monopoly, it cannot be ruled out that it will have an impact on the company’s business.

Based on the opinion of Beijing Dacheng Law Offices, LLP, our PRC counsel, that based on their understanding of the current PRC laws, since the Company has no operating subsidiary in the mainland China and the Company and its subsidiaries currently have no material operations in the mainland China, and as of the date of this prospectus, the Company and its subsidiaries are not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the Trial Measures; and (ii) Macwise Jiangxi is incorporated in Mainland China but has not commenced any business operations, and has no current plans to conduct business operations as of the date of this prospectus, the Company and its operating subsidiaries operate in Macau and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that ZGCL and its operating subsidiaries are not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC or if applicable laws, regulations or interpretations change and ZGCL and its subsidiaries, are required to obtain such permissions or approvals, (ii) ZGCL, ZGCL Macau, LIC, LMS, LFT, ZentoAI, Macwise, and Macwise Jiangxi inadvertently conclude that relevant permissions or approvals were not required or (iii) ZGCL, ZGCL Macau, LIC, LMS, LFT, ZentoAI, Macwise, and Macwise Jiangxi did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Macau and could cause the value of our securities to significantly decline or be worthless.

We also may face risks relating to the lack of Public Company Accounting Oversight Board (the “PCAOB”) inspection on our auditor, which may cause our securities to be delisted from a U.S. stock exchange or prohibited from being traded over-the-counter in the future under the Holding Foreign Companies Accountable Act, or the HFCAA, if the U.S. Securities and Exchange Commission (the “SEC”) determines that we have filed annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely for three consecutive years beginning in 2021. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A Ordinary Shares may be prohibited from trading or delisted. The delisting or the cessation of trading of our Class A Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Macau, respectively, and identified the registered public accounting firms in mainland China and Macau that were subject to such determinations. The auditor of the Company, WSJ and Partners, headquartered in Malaysia, were not among the auditor firms listed on the determination list issued by the PCAOB, which noted all of the auditor firms that the PCAOB was not able to inspect. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Macau. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Macau and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCAA. See “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Our Ordinary Shares — Our Ordinary Shares may be delisted or prohibited from being traded over-the-counter under the HFCAA if the PCAOB is unable to inspect or investigate completely the Company’s auditor for two consecutive years” in our 2025 Annual Report.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our Class A Ordinary Shares.

We are an “emerging growth company” as defined under applicable U.S. federal securities laws and are, therefore, eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Risk Factors” in this prospectus for more information.

We are a “controlled company” as defined under the Nasdaq Listing Rules, because Ng Wai Ian, our largest shareholder, beneficially owns approximately 77.52% of the aggregate voting power of our outstanding Class A and B Ordinary Shares. As such, Ng Wai Ian can control the outcome of matters submitted to the shareholders for approval. We currently do not intend to rely on the corporate governance exemptions afforded to a “controlled company” under the Nasdaq listing standards. However, we may avail ourselves of such exemptions in the future. See “Prospectus Summary – Implications of Being a Controlled Company”.

ZGCL is a holding company registered and incorporated in the Cayman Islands, and we may rely on dividends and other distributions on equity paid by our subsidiaries in Macau for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. During the year ended September 30, 2025, ZGCL transferred USD 1,650,000 to ZGCL Macau through bank account transfer for the purpose of intra-group cash management. During the fiscal year ended September 30, 2024, ZGCL transferred HKD 150,000 to ZGCL Macau through bank account transfer for the purpose of intra group cash management. ZGCL did not declare and pay any dividends during the fiscal years ended 2025 and 2024, respectively, to its shareholders. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from ZGCL Macau and ZentoAI by way of dividend payments. ZGCL is a Cayman Islands company, ZGCL Macau and ZentoAI are Macau companies. There are currently no restrictions on foreign exchange and there are no limitations on the ability of ZGCL to transfer cash to or from ZGCL Macau and ZentoAI or to investors under Macau Law, not excluded the PRC government may takes interventions in or the imposition of restrictions and limitations on the ability of ZGCL, ZGCL Macau and ZentoAI to transfer cash and/or assets in the future subject to legal requirements. In this situation, it may not be available to fund operations or for other uses outside of Macau. Since there are currently no limitations on the ability of ZGCL to transfer cash to or from ZGCL Macau and ZentoAI or to investors under Macau Law, ZGCL has not established cash management policies that dictate how funds are transferred. See “Dividend Policy”, “Transfers of Cash To and From Our Subsidiaries”, “Summary Consolidated Financial Data and Consolidated Statements of Change in Shareholders’ Equity” in the Report of Independent Registered Public Accounting Firm, and “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Our Corporate — We may rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation by Macau or PRC Government on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” in our 2025 Annual Report for more information.

Investing in our Class A Ordinary Shares is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of information that should be considered before making a decision to purchase our Class A Ordinary Shares. As of the date of this prospectus, since ZGCL is a holding company with no material operations of its own, we conduct our operations through our subsidiaries in Macau. Our Class A Ordinary Shares offered in this prospectus are shares of our Cayman Islands holding company

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 22, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms:

“China” or the “PRC” refers to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau, and Taiwan, for the purposes of this prospectus only.

“Companies Act” refers to the Companies Act (Revised) of the Cayman Islands, as amended, supplemented, or modified from time to time.

“Company,” “we,” “us,” “our”, and “ZGCL” refer to Zenta Group Company Limited, the Cayman Islands entity that will issue the Ordinary Shares being offered. References to the “Group” refer to ZGCL and its subsidiaries.

“Controlling Shareholder” refers to Ng Wai Ian.

“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

“Group” refers to the Company and our subsidiaries, collectively.

“HKD” or “HK$” refers to Hong Kong Dollars, the legal currency of Hong Kong.

“IPO” refers to our initial public offering of 1,500,000 Ordinary Shares at a public offering price of $4.00 per share, which closed on September 10, 2025, generating total gross proceeds of US$6.0 million before deducting underwriting discounts and offering expenses.

“Lapis Financial Technology”, LFT”, and “LFTL” refer to Lapis Financial Technology Limited, our Macau operating subsidiary.

“Lason Investment”, “LIC”, and “LICCL” refer to Lason Investment Consulting Company Limited, our Macau operating subsidiary.

“Lason Management”, “LMS”, and “LMSL” refer to Lason Management Service Limited, our Macau operating subsidiary.

“Macau” refers to Macau Special Administrative Region of the People’s Republic of China (MSAR).

“Macwise”, refers to Macwise Technology Limited, our Macau operating subsidiary.

“Macwise Jiangxi”, refers to Macwise (Jiangxi) Technology Limited, our subsidiary in Jiangxi, mainland China which has no operation.

“mainland China” or “Mainland China” refers to the mainland of the People’s Republic of China, excluding Taiwan, the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only; the term “Mainland Chinese” has a correlative meaning for the purpose of this prospectus;

“Memorandum and Articles of Association” refers to the second amended and restated memorandum and articles of association of the Company as adopted by special resolutions dated 19 December 2025, as currently effective and as may be further amended or restated from time to time.

“MOP” or “Pataca” refers to the Macanese Pataca, the legal currency of Macau.

“Ordinary Shares” or “Shares” refer to the Class A ordinary shares of par value $0.001 per share, and Class B ordinary shares of par value $0.001 per share of the Company.

“PCAOB” refers to the U.S. Public Company Accounting Oversight Board.

“PRC government”, “PRC governmental authority” or “PRC governmental authorities” refer to the government and governmental authorities of mainland China, for the purposes of this prospectus only.

“PRC laws” or “PRC laws and regulations” refer to the laws, regulations, and administrative rules of mainland China, for the purposes of this prospectus only.

“Securities Act” refers to the U.S. Securities Act of 1933, as amended.

“US$”, “$”, “U.S. dollars”, and “USD” refer to U.S. Dollars, the legal currency of the United States.

“ZentoAI” refers to ZentoAI Intelligent Technology Company Limited, our Macau operating subsidiary.

“ZGCL Macau” refers to Zenta Group Company Limited, our intermediate holding company subsidiary in Macau.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

ZGCL is a holding company registered and incorporated in the Cayman Islands with operations conducted in Macau through its operating subsidiaries in Macau, ZGCL Macau, Lason Investment, Lason Management, Lapis Financial Technology, ZentoAI and Macwise. ZentoAI’s subsidiary Macwise Jiangxi is incorporated in mainland China and has not commenced any business operations as of the date of this prospectus. The reporting currency of ZGCL Macau, Lason Investment, Lason Management, Lapis Financial Technology, ZentoAI and Macwise are in USD. This prospectus contains translations of MOP into U.S. dollars solely for the convenience of the reader. Unless otherwise noted, all translations from MOP to U.S. dollars and from U.S. dollars to MOP in this prospectus were calculated at an average rate of MOP 8.0283 to USD 1.00 and MOP 8.0462 to USD 1.00 for fiscal years ended September 30, 2025 and 2024, respectively. We make no representation that the MOP or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or MOP, as the case may be, at any particular rate or at all.

ZGCL’s fiscal year ends on September 30 on the year of its incorporation and each of the following years.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements incorporated by reference in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our securities, discussed under “Risk Factors”, “Special Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, “Item 3. Key Information — 3.D. Risk Factors” in our 2025 Annual Report before deciding whether to invest in our securities. The reader should not put undue reliance on any forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

We are a professional services provider in Macau that engages in the provision of industrial park consultation services, business investment consultation services to clients through LIC, and sales of fintech products and services through LFT, ZentoAI and Macwise, our key operating subsidiaries in Macau. In the future, we plan to continue our industrial park and business investment consultation services, while at the same time increasing our focus and resources for our fintech products and services.

Our current industrial park consultation services are focused on the pre-development stage. Building on our experiences in consulting for clients from the Greater Bay Area of China, we assist our customers in the preparation and submission of applications relating to industrial park projects to PRC government units, and negotiate with relevant government units or supervising organizations on the client’s behalf. In the near future, we also intend to begin operations on post-development stage services through our subsidiary, LMS, subject to timing of industrial park projects in our project chain.

Meanwhile, our business investment consultation services, offered through LIC, mainly focus on assisting clients to acquire stakes in specific investments, and it’s normally in the form of equity ownership. We engaged third-party seasoned professionals to advise us in transaction structure, and provide legal and compliance support to navigate regulatory landscapes in case of need, in order to perform our registration services in a prudent manner. So far, our business investment consultation services are related to stakes in technology firm, PE management firm and industrial park project firm. Normally, investment stake opportunities in industrial park project firm is identified from our own industrial park consultation projects, investment stake opportunities in technology firm and PE management firm are identified from other sources.

For the fiscal year ended September 30, 2023, industrial park consultation services and business investment consultation services were the main sources of revenue for the Group, and we finished 8 projects in industrial park consultation services and 4 projects in business investment consultation services. The property markets in mainland China and Macau were under pressure: investments in the developments of office buildings and commercial business premises in 2024 dropped 9.0% and 13.9% YoY in mainland China, respectively, according to the China National Bureau of Statistics in 2024. And, the average prices per square meter for office spaces and industrial units in 2024 decreased by 21.7% and 16.9% in Macau, respectively, according to the Statistics and Census Service of Macau. The market situation caused material impact to the demand of our industrial park consultation services. As a result, for the fiscal year ended September 30, 2024, we finished 4 projects in business investment consultation services but no industrial park consultation projects. For the fiscal year ended September 30, 2025, as we further skewed resources to develop our fintech service business, we only finished 1 project in industrial park consultation services.

In the second half of 2023, we entered into the business of fintech services (banking and finance), and signed a fintech services contract with our first customer, CAI, in January 2024. We devoted resources, as planned, on the development of fintech business through our subsidiary, LFT, with the aim to grow the fintech business into a major revenue source for the Group. From January 2024 to August 5, 2024, our fintech business consists of acting as an intermediary distributor of products offered by our supplier. We did not pay any fees to our supplier, and received commission based on successful engagements with clients. We typically entered into distribution agreements with our supplier, and engage the client directly. We then issued invoices to the client, and received a portion of the end payment from the client as commission, while the remaining portion was provided to the supplier for their fees. On August 5, 2024, we acquired ownership of a fintech platform product from our supplier, Guo Yan. The fintech platform focuses on analyzing customer credit risk and customer consumption behaviors. Currently, our fintech business include selling the Acquired Fintech Products, and we intend to continue acting as an intermediary distributor for other fintech products offered by our supplier, Guo Yan, as well as other future potential suppliers. For the fiscal year ended September 30, 2025, our fintech business grew strongly and accounted for 96.4% of our revenue.

On September 11, 2026, we acquired 100% shares of ZentoAI Intelligent Technology Company Limited. ZentoAI focuses on providing AI and data platform services to customers in mainland China and Asia. ZentoAI has 2 subsidiaries, Macwise and Macwise Jiangxi. Macwise engages in development and sale of intelligent systems, marketing consultancy, and corporate services. Macwise Jiangxi has not commenced any business operations as of the date of this prospectus. ZentoAI had $72,724 and $21,733 net loss attributable to shareholds for the year ended September 30, 2025 and 2024 respectively. We plan to develop new business line through ZentoAI and Macwise, in line with our business strategy of expanding with acquisition and organic growth.

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Competitive Strengths

We believe the following competitive strengths have contributed, and will contribute, to our growth:

●	Reputable branding
●	Strong local resource network
●	Domestic and international investment capabilities
●	Possessing a professional team with innovative spirit and capabilities

Our Strategies

We are committed to pursue the following strategies to further expand our business:

●	Increasing resources to further develop our fintech business
●	Expand our market position in other international markets, particularly in Southeast Asian countries
●	Strengthen our industrial park and business investment consultation businesses through recruitment and team expansion
●	Continue building on our brand

Our Corporate Structure

Zenta Group Company Limited is a holding company registered and incorporated in the Cayman Islands on March 20, 2023.

On September 12, 2019, ZGCL Macau was incorporated under the laws of Macau to engage in project investment and planning, industrial development research, engineering construction, project management, and property management services. The shareholders were Ione Group Company Limited (90%) and Ng Wai Ian (10%) at the time of its establishment. On June 20, 2023, Ione Group Company Limited (90%) and Ng Wai Ian (10%) transferred the shares they held to ZGCL, as a result, ZGCL Macau became a wholly owned subsidiary of ZGCL.

On November 12, 2019, Lason Investment (formerly known as Wanqu Tong Commercial Services Limited) was incorporated under the laws of Macau to engage in business planning, management and consulting services, market development research, and project management. The shareholders were ZGCL Macau (90%) and Ng Wai Ian (10%) at the time of its establishment. Subsequently, ZGCL Macau (90%) and Ng Wai Ian (10%) transferred the shares they held to Leung Lai Hong (62%) and Chan Kong Pan (38%) on August 29, 2022. On February 15, 2023, Leung Lai Hong (62%) and Chan Kong Pan (38%) transferred the shares they held back to ZGCL Macau, and, at the same time, the company name was changed to Lason Investment Consulting Company Limited and the business objects were changed to business management consulting, equity consulting, market research and investigation, external investment with own funds. On March 31, 2023, Lason Investment changed its the business objects to business management consulting, equity consulting, investment consulting, financial consulting, market research and investigation, and external investment with own funds. Lason Investment is wholly owned by ZGCL Macau.

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On March 24, 2022, Lason Management (formerly known as Zhirui Industry Investment Co., Ltd.) was incorporated under the laws of Macau to engage in industrial investment and operation, project investment and management, investment planning and consulting services, business consulting services, and trading business. The shareholders were Leung Lai Hong (60%) and Choi Kin Fong (40%) at the time of its establishment. On May 15, 2023, Leung Lai Hong (60%) and Choi Kin Fong (40%) transferred the shares they held to ZGCL Macau, and, at the same time, the company name was changed to Lason Management Service Limited and the business objects were changed to investment development, management services and operation services for the company’s own industrial parks, incubators, accelerators and other industries; management services and operation services for its own investment projects. Lason Management is wholly owned by ZGCL Macau.

On June 15, 2023, Lapis Financial Technology was incorporated under the laws of Macau to engage in fintech R&D and technical support, consulting services, computer system integration, digital technology, information system infrastructure, and database services. The shareholders were ZGCL Macau (68%) and Guo Jianrun (32%) at the time of its establishment. On July 25, 2023, Guo Jianrun (32%) transferred the shares he held to ZGCL Macau. Lapis Financial Technology is wholly owned by ZGCL Macau.

On November 22, 2022, ZentoAI Intelligent Technology Company Limited was incorporated under the laws of Macau to engage in AI system and hardware development and sales, technology service and advisory, marketing and market research. The shareholder was ZentoAI Company Limited (100%). On September 11, 2026, ZentoAI Company Limited transferred the shares it held to ZGCL, then, ZentoAI became a wholly owned subsidiary of ZGCL.

On August 28, 2023, Macwise Technology Limited was incorporated under the laws of Macau to engage in development and sale of intelligent systems, marketing consultancy, and corporate services. The shareholders were Neurozen Cloud Computing Limited (99%) and Chan Kon Pan (1%) at the time of its establishment. On November 17, 2023, Chan Kon Pan (1%) transferred the shares he held to Neurozen Cloud Computing Limited. On December 28, 2023, Neurozen Cloud Computing Limited (100%) transferred 5% shares it held to Wu Keng Kuong. On April 23, 2024, Neurozen Cloud Computing Limited (95%) transferred the shares it held to Ieong Fong Hang. June 17, 2024, Ieong Fong Hang (95%) transferred the shares he held to ZentoAI, as a result, Macwise became a 95% owned subsidiary of ZentoAI.

On March 27, 2026, Macwise (Jiangxi) Technology Limited was incorporated under the laws of PRC to engage in development of AI systems, sale of AI hardware, consultancy, sale of software and internet data services. The shareholder was ZentoAI. Macwise Jiangxi has not commenced any business operations, and has no current plans to conduct business operations as of the date of this prospectus.

Our Class A Ordinary Shares began trading on the Nasdaq Capital Market under the symbol “ZGM” on September 9, 2025. On September 10, 2025, the Company closed its initial public offering (the “IPO”) of 1,500,000 ordinary shares at a public offering price of $4.00 per ordinary share. On October 8, 2025, the underwriters for the IPO exercised their over-allotment option to purchase an additional 225,000 ordinary shares at a public offering price of $4.00 per ordinary share. The total gross proceeds received from the IPO, including proceeds from the exercise of the over-allotment option, were $6.9 million.

On December 19, 2025, the Company by way of resolution of shareholders passed at the extraordinary general meeting (the “EGM”) of the Company (i) increase the authorised share capital from US$50,000 divided into 50,000,000 ordinary shares of par value US$0.001 each to US$1,020,000 divided into 1,020,000,000 ordinary shares of par value US$0.001 each (the “Authorised Share Capital Increase”); and subject to and immediately following the Authorised Share Capital Increase, re-designate and re-classify its authorised share capital from US$1,020,000 divided into 1,020,000,000 ordinary shares of par value US$0.001 each to US$1,020,000 divided into 1,000,000,000 Class A Ordinary Shares of par value US$0.001 each and 20,000,000 Class B Ordinary Shares of par value US$0.001 each as follows (the “Share Capital Reorganisation”): a) re-designate and reclassify all the authorised and issued Ordinary Shares in the authorised share capital of the Company held by the existing shareholders of the Company as of the date hereof (except the 6,367,680 Ordinary Shares held by Ng Wai Ian and affiliate), each conferring the holder thereof one (1) vote per Class A Ordinary Share; b) re-designate all the 6,367,680 Ordinary Shares held by Ng Wai Ian and affiliate into 6,367,680 Class B Ordinary Shares, each conferring the holder thereof 50 votes per Class B Ordinary Share; and c) re-designate and reclassify the remaining 994,558,841 authorised but unissued Ordinary Shares in the Company into 994,558,841 Class A Ordinary Shares on a one for one basis, and the remaining authorized but unissued 13,632,320 Ordinary Shares into 13,632,320 Class B Ordinary Shares on a one for one basis; (ii) subject to the Share Capital Reorganisation taking effect, adopted the second amended and restated memorandum and articles of association of the Company to reflect the changes of the authorized share capital and the rights of Class B Ordinary Shares; and (iii) subject to the Share Capital Reorganisation taking effect, approved that conditional upon the approval of the board of directors of the Company in its sole discretion, every issued and unissued shares of the Company (collectively, the “Shares”) shall, with effect from such date within five calendar years after the conclusion of the Meeting as the Board may determine, be consolidated at a ratio within a range of two Shares into one (1) share to 20 Shares into one (1) share, with such consolidated Shares having the same rights and being subject to the same restrictions (save as to par value) as the existing Shares of such class as set out in the Company’s then existing memorandum and articles of association.

On September 11, 2026, the Company completed a share purchase to acquire a 100% equity interest in ZentoAI Intelligent Technology Company Limited for aggregate consideration consisting of (i) HKD10,000,000 in cash and (ii) US$5,844,490 payable through the issuance of 12,278,340 unregistered class A ordinary shares of the Company at an issue price of US$0.476 per share, in each case subject to the adjustments set forth in the Share Purchase Agreement. Under the terms of the Share Purchase Agreement and by nature of being unregistered restricted shares, the newly issued class A ordinary shares will be subject to transfer restrictions. Following the Acquisition, ZentoAI became a wholly-owned subsidiary of the Company. As of the date of this prospectus, the Company has an aggregate of 17,719,499 Class A Ordinary Shares with one vote each and 6,367,680 Class B Ordinary Shares with 50 votes each, $0.001 par value per share issued and outstanding.

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The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus, without considering the effect of this offering. The percentages shown on the following chart represent percentages of equity ownership:

Notes:

“Zenta Macau” is to Zenta Group Company Limited, our holding company subsidiary in Macau.

“Lason Investment” is to Lason Investment Consulting Company Limited, our Macau operating subsidiary.

“Lason Management” is to Lason Management Service Limited, our Macau operating subsidiary.

“Lapis Financial Technology” is to Lapis Financial Technology Limited, our Macau operating subsidiary.

“ZentoAI” is to ZentoAI Intelligent Technology Company Limited, our Macau operating subsidiary.

“Macwise” is to Macwise Technology Limited, our Macau operating subsidiary.

“Macwise Jiangxi is to Macwise (Jiangxi) Technology Limited, our subsidiary in mainland China which has no operation.

1. Other Shareholders: None of the Other Shareholders are Principal Shareholders of the Company, except for Ng Wai Ian who holds 4.28% shares directly under his name and beneficially owns approximately 46.81% of our outstanding Class A and B Ordinary Shares.

2. Ng Wai Ian is our Director, Chairman and Chief Executive Officer. He beneficially owns approximately 46.81% of our outstanding Class A and B Ordinary Shares.

3. Sou Weng Seng is our Director and Chief Operating Officer. He beneficially owns approximately 5.33% of our outstanding Class A Shares.

4. Ione Group Company Limited is the largest shareholder of the Company. It is controlled by Ng Wai Ian and Sou Weng Seng.

5. ZentoAI Company Limited is 100% owned by Ng Wai Ian.

Our Securities

On September 9, 2025, our Ordinary Shares commenced trading on the Nasdaq Capital Market under the symbol “ZGM” (subsequently changed to “ZTG” effective April 14, 2026). On September 10, 2025, we closed our IPO of 1,500,000 Ordinary Shares at a public offering price of $4.00 per share. Gross proceeds of our IPO totaled approximately US$6.0 million, before deducting underwriting discounts and other offering-related expenses. Simultaneously with the closing of the IPO, the Company also issued and sold an additional 225,000 Ordinary Shares, pursuant to the full exercise of the over-allotment option granted to the underwriters in connection with the IPO, at the public offering price of US$4.00 per share. As a result, the Company raised additional gross proceeds of US$0.9 million, before deducting underwriting discounts and offering expenses. On September 11, 2026, the Company completed a share purchase deal to acquire a 100% equity interest in ZentoAI Intelligent Technology Company Limited for aggregate consideration consisting of (i) HKD10,000,000 in cash and (ii) US$5,844,490 payable through the issuance of 12,278,340 unregistered class A ordinary shares of the Company at an issue price of US$0.476 per share. As of the date of this prospectus, the Company has an aggregate of 17,719,499 Class A Ordinary Shares with one vote each and 6,367,680 Class B Ordinary Shares with 50 votes each, $0.001 par value per share issued and outstanding.

Unless the context requires otherwise, all references to the number of Class A Ordinary Shares to be outstanding after this offering are based on 17,719,499 Class A Ordinary Shares issued.

Transfers of Cash to and from Our Subsidiaries

ZGCL is a holding company registered and incorporated in the Cayman Islands, and we may rely on dividends and other distributions on equity paid by our subsidiaries in Macau for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur.

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Cash is transferred through our organization in the following manner: (i) funds are transferred to ZGCL Macau and ZentoAI from ZGCL as needed in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by ZGCL Macau and ZentoAI to ZGCL.

During the years ended September 30, 2023, there was no cash transferred between ZGCL and its subsidiaries. During the fiscal year ended September 30, 2024, ZGCL transferred HKD 150,000 to ZGCL Macau through bank account transfer for the purpose of intra-group cash management. During the fiscal year ended September 30, 2025, ZGCL transferred USD 1,650,000 to ZGCL Macau through bank account transfer for the purpose of intra-group cash management. Since there are currently no limitations on the ability of ZGCL to transfer cash to or from ZGCL Macau and ZentoAI or to investors under Macau Law, ZGCL has not established cash management policies that dictate how funds are transferred.

Current Macau regulations permit our subsidiaries to pay dividends or make other distributions to us. According to Macau law, no tax is payable in Macau in respect of dividends paid by us. However, to the extent that cash and/or assets are in Macau or a Macau entity, not excluded the PRC government may takes interventions in or the imposition of restrictions and limitations on the ability of ZGCL, ZGCL Macau, Lason Investment, Lason Management, Lapis Financial Technology, ZentoAI, or Macwise to transfer cash and/or assets in the future subject to legal requirements. In this situation, it may not be available to fund operations or for other uses outside of Macau Any limitation on the ability of our Macau subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Implications of Being a Controlled Company

Ng Wai Ian, beneficially owns approximately 77.52% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we will be deemed to be a “controlled company” for the purpose of the Nasdaq listing rules. Our largest shareholder has the ability to control the outcome of matters submitted to the shareholders for approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including the requirements that:

●	a majority of our board of directors consist of independent directors;
●	our director nominees be selected or recommended solely by independent directors; and
●	we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

We currently do not intend to rely on the corporate governance exemptions afforded to a “controlled company” under the Nasdaq listing standards. However, we may elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a Cayman Islands business company with limited liability, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market Rules. See “Item 3. Key Information — D. Risk Factors — Risks Related to Ordinary Shares —  Risks Related to Our Ordinary Shares and This Offering — As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.” in our 2025 Annual Report.

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Implication of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the United States Securities Exchange Act of 1934, as amended, (the “Exchange Act”), which would occur if the market value of our voting and non-voting common equity held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Corporate Information

Our principal executive office is located at Avenida do Infante D. Henrique, No. 47-53A, Macau Square, 13th Floor, Unit M. Our telephone number is (853) 28400625. Our registered office in the Cayman Islands is located at the office of 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168. Our website is located at https://zenta.com.mo. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors set forth in our 2025 Annual Report on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which augment the risk factors set forth in our 2025 Annual Report. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our operating results and financial condition and could result in a complete loss of your investment.

Risks Relating to Our Acquisition

Failure to realize synergy effects of the acquisition deal

Following the acquisition of ZentoAI, the Company faces material risk that anticipated synergy benefits may not materialise as projected. The two entities may encounter mismatches in corporate culture, operational workflows and technical development priorities. Integration obstacles such as conflicting management styles, misaligned product roadmaps and poor cross-team collaboration could hinder the combination of resources, technology and customer channels. Even if ZentoAI possesses advanced AI technologies, insufficient coordination may prevent cost savings, expanded market share or enhanced product capabilities. Should expected synergies fail to deliver, the acquisition will fail to generate planned returns, dragging down overall operational performance and shareholder value.

Valuation decline and substantial asset impairment

The acquisition exposes the Company to significant impairment risk stemming from a potential drop in the acquired ZentoAI’s valuation. ZentoAI valuations are heavily driven by growth expectations, intellectual property and future revenue forecasts. If the ZentoAI’s actual business performance falls short of pre-acquisition projections, its fair value may deteriorate sharply. Under relevant accounting standards, the Company will be required to recognise large impairment losses on goodwill and intangible assets arising from the transaction. Such substantial write-downs will directly reduce reported profits, distort financial statements and exert negative pressure on the company’s net asset position and stock price.

Potential cooling of the AI market impacting ZentoAI’s business

There is risk that the broader AI market may cool down, which would adversely affect ZentoAI’s core business. The AI sector is characterised by volatile investor sentiment, shifting industry demand and rapid technological iteration. A market downturn could shrink client spending on AI solutions, reduce new contract wins and slow revenue growth for ZentoAI. In addition, intensified competition or changing regulatory requirements within the AI space may further compress its profit margins. As the startup’s business results are closely tied to industry trends, a market cooling could weaken its operational outlook and undermine the long-term investment value of this acquisition for the Company.

Risks Relating to Our Business and Industry

Strict and Evolving Regulatory Compliance Risks

The global AI industry faces rapidly shifting and fragmented regulatory frameworks across regions, creating persistent compliance risks for AI businesses. Governments worldwide are rolling out strict AI governance laws targeting data privacy, algorithm transparency, and high-risk AI application scenarios such as autonomous driving and medical diagnosis. Small and medium-sized AI enterprises often lack dedicated legal and compliance teams to track policy updates timely. Non-compliance, including unauthorized user data usage or opaque algorithm decision-making, may lead to heavy fines, business suspension, or product delisting. Frequent regulatory revisions also force companies to repeatedly adjust product designs and operational models, raising long-term operational costs and market uncertainty to the Company.

Technical Instability and Model Limitation Risks

Core AI technical flaws and model limitations pose fundamental operational risks to the industry. Current mainstream large language models and machine learning systems suffer from inherent defects like hallucinations, biased decision-making, and poor generalization in complex, unseen scenarios. These technical imperfections can trigger serious errors in commercial applications, such as wrong financial analysis judgments, inaccurate industrial intelligent detection, and misleading customer service responses. Additionally, AI model performance heavily relies on continuous iteration and high-quality data input; model aging and performance degradation will occur if updates lag. Such technical instability undermines product reliability, damages brand reputation, and restricts large-scale commercial promotion of AI products.

Data Security and Intellectual Property Risks

Data is the core production factor of AI business, bringing prominent security and intellectual property risks. AI training requires massive amounts of public and private data, and enterprises may inadvertently use copyrighted texts, images, or user private data without authorization during data collection and training. This easily triggers intellectual property infringement lawsuits and user privacy leakage disputes. Meanwhile, centralized storage of massive high-value AI training data becomes a key target for cyberattacks and data breaches. Once data leakage occurs, enterprises will face legal liabilities, user loss, and brand damage. The unclear industry rules on AI data ownership further intensify market disputes and operational uncertainties for AI companies. As a small and medium-sized firm, the Company is especially susceptible to this kind of risks and may lead to very poor financial results.

Market Overcapacity and Profitability Risks

The AI industry suffers from severe market overcapacity and unsustainable profitability risks. Driven by capital hype, a large number of enterprises have flooded into the AI track, leading to homogeneous competition in basic model development and low-end application scenarios. Most AI projects rely on high capital investment for model training, server operation, and talent recruitment, while commercial monetization channels are immature and slow. Many companies fail to achieve stable revenue and long-term profits, relying entirely on financing to maintain operations. Once capital market sentiment cools down, small and medium-sized AI enterprises will face funding chain breaks, industry reshuffling, and market elimination, restricting the healthy and sustainable development of the whole industry.

Talent Shortage and Human Resource Risks

Structural talent shortage has become a major bottleneck restricting the development of the AI industry. High-end AI talents proficient in algorithm research, model optimization, and industry scenario customization are extremely scarce globally, leading to fierce talent competition and sky-high salary costs for enterprises. Many AI companies face problems such as core talent loss and unstable technical teams, which hinder project iteration and product innovation. In addition, there is a serious mismatch between ordinary AI practitioners and market demand; most grassroots talents lack practical industry application capabilities. The unbalanced talent structure not only increases enterprise human resource costs but also limits the industry’s ability to land high-quality, scenario-based AI solutions.

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OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $50,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

DESCRIPTION OF SHARE CAPITAL

ZGCL was incorporated as an exempted company with limited liability on 20 March 2023 under the name “Zenta Group Company Limited” with company no. 398775 under the laws of the Cayman Islands. As of the date of this prospectus, our authorized share capital is US$1,020,000 divided into 1,000,000,000 Class A Ordinary Shares of par value US$0.001 each and 20,000,000 Class B Ordinary Shares of par value US$0.001 each.

The following are summaries of the material provisions of our Memorandum and Articles of Association; copies of these documents are filed as exhibits to the registration statement of which this prospectus forms a part.

Ordinary Shares

Our authorized share capital is US$1,020,000 divided into 1,000,000,000 Class A Ordinary Shares of par value US$0.001 each and 20,000,000 Class B Ordinary Shares of par value US$0.001 each. All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form.

As of the date of this prospectus, there are 17,719,499 Class A Ordinary Shares with one vote each and 6,367,680 Class B Ordinary Shares with 50 votes each, $0.001 par value per share issued and outstanding.

Conversion

In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. Each Class B Ordinary Share is convertible into one fully paid Class A Ordinary Share at the option of the holder, at any time after issue and without the payment of any additional sum.

For further information on our share capital and the material provisions of our Memorandum and Articles of Association, please read “Description of Securities” that is attached as Exhibit 2.2 to our 2025 Annual Report, which is incorporated by reference into this prospectus.

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DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We will file the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Class A Ordinary Shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;
●	the total amount of the debt securities;
●	the amount or amounts of the debt securities will be issued and interest rate;
●	the conversion price at which the debt securities may be converted;
●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;
●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;
●	if applicable, a discussion of material federal income tax consideration;
●	if applicable, the terms of the payoff of the debt securities;
●	the identity of the indenture agent, if any;
●	the procedures and conditions relating to the conversion of the debt securities; and
●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We will issue the debt securities in registered form i.e., book-entry form, which will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the conversion of their debt securities, holders of debt securities convertible for Class A Ordinary Shares will not have any rights of holders of Class A Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of Class A Ordinary Shares at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our Class A Ordinary Shares. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;
●	the total number of warrants;
●	the price or prices at which the warrants will be issued;
●	the price or prices at which the warrants may be exercised;
●	the currency or currencies that investors may use to pay for the warrants;
●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
●	information with respect to book-entry procedures, if any;
●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;
●	if applicable, a discussion of material federal income tax considerations;
●	if applicable, the terms of redemption of the warrants;
●	the identity of the warrant agent, if any;
●	the procedures and conditions relating to the exercise of the warrants; and
●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

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Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

Warrants will be issued in registered form, i.e., book-entry form, which will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares will not have any rights of holders of Class A Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of Class A Ordinary Shares at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will issue, as soon as practicable, the Class A Ordinary Shares purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our Class A Ordinary Shares. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;
●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;
●	the exercise price;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may issue units composed of any combination of Class A Ordinary Shares, warrants, debt securities and rights. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
●	Whether the units will be issued in fully registered or global form; and
●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;
●	to or through underwriters;
●	through broker-dealers (acting as agent or principal);
●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;
●	through a combination of any such methods of sale; or
●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

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If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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TAXATION

For a discussion of the material Cayman Islands, Macau, and U.S. federal income tax consequences relating to the ownership and disposition of our Ordinary Shares, please read “Item 10. Additional Information — 10.E. Taxation” in our 2025 Annual Report, which is incorporated by reference into this prospectus. Except as otherwise set forth in this prospectus, there have been no material changes or developments regarding the tax matters disclosed in our 2025 Annual Report.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	6,905.00
FINRA filing fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	US$

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

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MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2025 Annual Report, in our reports of foreign private issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since January 20, 2026.

LEGAL MATTERS

We are being represented by CFN Lawyers LLC with respect to certain legal matters of U.S. federal securities laws. The validity of the ordinary shares offered by this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Ogier. Legal matters as to Macau law will be passed upon for us by Vong Hin Fai Lawyers & Private Notary. Legal matters as to PRC law will be passed upon for us by Beijing Dacheng Law Offices, LLP. ZGCL may rely upon Ogier with respect to matters governed by Cayman Islands law, Vong Hin Fai Lawyers & Private Notary with respect to matters governed by Macau law, and Beijing Dacheng Law Offices, LLP. with respect to matters governed by China law.

EXPERTS

The consolidated financial statement as of and for the fiscal years ended September 30, 2025 incorporated by reference in this prospectus has been audited by WSJ & Partners, headquartered in Malaysia. The consolidated financial statement as of and for the fiscal years ended September 30, 2024 incorporated by reference in this prospectus has been audited by WWC, P.C., headquartered in San Mateo, California. Both WWC, P.C. and WSJ & Partners are independent registered public accounting firm, as set forth in their reports appearing therein, which contain a paragraph of “Related Party Transactions” relating to the Company’s significant transactions with related parties, and are included in reliance upon such reports, given on the authority of said firm as experts in auditing and accounting.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended September 30, 2025, filed with the SEC on January 20, 2026 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP;

(2)	our Reports on Form 6-K filed with the SEC on April 14, 2026, August 7, 2026, August 14, 2026, September 9, 2026, September 14, 2026, September 16, 2026 and September 21, 2026;

(3)	the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on September 5, 2025, and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Zenta Group Company Limited

Address: Avenida do Infante D. Henrique,

No. 47-53A, Macau Square,

13th Floor, Unit M,

Macau 999078

Tel: +853 2840 0625

Attention: Investor Relations team

Email: ir@zenta.mo

You also may access the incorporated reports and other documents referenced above on our website at ir.zenta.mo. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Macau, except one of the independent directors who is a national of U.S., and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

CAYMAN ISLANDS

Enforceability

Ogier, our counsel to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Ogier that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the Cayman Islands. We have also been advised by Ogier that the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

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Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Anti-money laundering – Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering the Company is required to adopt and maintain anti-money laundering procedures, and may require members to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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Macau

All of our directors, except one of the independent directors who is a national of U.S., and officers reside outside the United States in Macau. There is uncertainty as to whether the courts of Macau would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Macau against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Vong Hin Fai Lawyers & Private Notary, our counsel as to Macau law, have advised us the recognition and enforcement of foreign judgments are provided for under the Macau Civil Procedure Law. Macau courts may recognize and enforce foreign judgments in accordance with the requirements set forth in the Macau Civil Procedure Law, unless there is a special arrangement in place, such as the Agreement on Reciprocal Confirmation and Enforcement of Judgments in Civil and Commercial Matters between Mainland China and the Macau Special Administrative Region of 2006. For the Macau courts to recognize and enforce foreign judgments, the following requirements must generally be met:

●	There must be no doubts about the authenticity of the document containing the decision or about the intelligibility of the decision.

●	The decision must have become final and unappealable according to the law of the place where it was rendered.

●	It must come from a court whose jurisdiction has not been provoked in fraud of the law and does not deal with matters of exclusive jurisdiction of the courts of Macau.

●	The exception of lis pendens or res judicata cannot be invoked on the basis of the matter affecting the Macau court, unless it was the Macau court outside Macau that prevented the jurisdiction.

●	The defendant must have been regularly summoned for the action, under the terms of the law of the place of the court of origin, and the principles of the adversarial system and the equality of the parties must have been observed.

●	The decision cannot contain a ruling whose confirmation would lead to a result that is manifestly incompatible with public order.

Macau has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, if the above requirements are met, a judgment of a court in the United States predicated upon U.S. federal or state securities laws may be recognized and enforced in Macau by bringing an action in a Macau court.

Therefore, under Macau law, foreign judgments can be recognized and enforced under statute under the Macau Civil Procedure Law. However, there is still uncertainty as to whether the judgment of United States courts can be recognized and enforced in Macau, this is because it does not exclude the possibility that the Macau court may deem the judgment of United States courts not to meet the above requirements and refuse to recognize and enforce it.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Our Memorandum and Articles of Association, currently in effect provide that, subject to certain limitations, we indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our company.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Memorandum and Articles of Association, as amended, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by any such person in connection with claims made by reason of their being a director or officer of our Company.

We have directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 9. Exhibits

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1	Second Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form 6-K (File No. 001-42826), filed with the Securities and Exchange Commission on January 5, 2026)
4.1	Specimen Share Certificate (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 333-284140), as amended, initially filed with the Securities and Exchange Commission on January 6, 2025)
4.2*	Form of Debt Security
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Right Agreement and Right Certificate
4.5*	Form of Unit Agreement and Unit Certificate
4.6*	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.7*	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1	Opinion of Ogier
5.2	Opinion of Beijing Dacheng Law Offices
23.1	Consent of WSJ & PARTNERS
23.2	Consent of Ogier (included in Exhibit 5.1)
23.3	Consent of Vong Hin Fai Lawyers & Private Notary
23.4	Consent of Beijing Dacheng Law Offices (included in Exhibit 5.2)
24.1	Powers of Attorney (included on signature page)
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture
25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture
107	Filing Fee Table

* To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

** To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

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Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

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(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

Undertaking in respect of qualification of Indentures under the Trust Indenture Act of 1939.

The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Macau, on September 22, 2026.

ZENTA GROUP COMPANY LIMITED

By:	/s/ Ng Wai Ian
Name:	Ng Wai Ian
Title:	Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ng Wai Ian	Director, Chairman of the Board and Chief Executive Officer	September 22, 2026
Ng Wai Ian	(Principal executive officer)

/s/ Sou Weng Seng	Director, Chief Operating Officer	September 22, 2026
Sou Weng Seng

/s/ Ieong Fong Hang	Chief Financial Officer	September 22, 2026
Ieong Fong Hang	(Principal financial and accounting officer)

/s/ Charles Ng Chak Keung	Independent Director	September 22, 2026
Charles Ng Chak Keung

/s/ Edward Sit Ying Wah	Independent Director	September 22, 2026
Edward Sit Ying Wah

/s/ Ng Ka Man	Independent Director	September 22, 2026
Ng Ka Man

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Zenta Group Company Limited has signed this registration statement or amendment thereto in the City of New York on September 22, 2026.

Authorized US Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

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